SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2013

ON4 COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34297	98-0540536
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Suite 1704—1188 West Pender Street Vancouver, BC, Canada V6E0A2
(Address of principal executive offices)
(604) 620-6879
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ON4 COMMUNICATIONS, INC.

Form 8-K

Current Report

8.01	OTHER EVENTS

On October 11, 2013, the Financial Industry Regulatory Authority (“FINRA”) approved a reverse stock split (the “Reverse Split”) of the common shares of On4 Communications, Inc., a Delaware corporation (the “Company”), whereby every four hundred and fifty (450) old shares of the Company’s common stock shall be exchanged for one (1) new share of the Company’s common stock.  As a result, the issued and outstanding shares of common stock of the Company shall decrease from five hundred ninety nine million, six hundred fifty seven thousand, three hundred and forty six (599,657,346) shares prior to the Reverse Split to one million, three hundred thirty two thousand, five hundred seventy two (1,332,572) shares following the Reverse Split.  The Reverse Split shall become effective on October 15, 2013.  The Reverse Split shares will be payable upon surrender of certificates to the Company's transfer agent.

Effective October 15, 2013, the Company’s symbol will change from ONCI to ONCID to reflect the Reverse Split and twenty (20) days thereafter, the "D" will be removed and the symbol will return to ONCI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON4 COMMUNICATIONS, INC.
Date: October 11, 2013	By:	/s/ Clayton Moore
Clayton Moore
Chief Executive Officer & President